EXHIBIT 10.6

LOCK-UP AGREEMENT

___________________

Ascendia Brands, Inc.

100 American Metro Boulevard

Hamilton, NJ 08619

Dear Sirs:

Reference is made to that certain Employment Agreement, dated as of February 9, 2007 (the “Employment Agreement”), by and between Ascendia Brands, Inc. (“Ascendia Brands”) and Steven R. Scheyer (the “Executive”). Capitalized terms used but not defined herein shall have the meanings given to them in the Employment Agreement.

For and in consideration of the grant of the Option, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the Lock-Up Period (as defined below), the Executive will not, without the prior written consent of Ascendia Brands, directly or indirectly, (i) offer, sell, contract to sell, lend, encumber, pledge, donate or otherwise dispose of or transfer (any of the foregoing, a “Transfer”) the Option, any shares of common stock of Ascendia Brands (“Ascendia Brands Common Stock”) underlying the Option or any securities received as a distribution thereon or otherwise with respect thereto, whether now owned or hereafter acquired by the Executive or with respect to which the Executive has or hereafter acquires the power of disposition (collectively, the “Securities”) or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction described in (i) or (ii) above is to be settled by the delivery of shares of Ascendia Brands Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing or anything contained herein to the contrary, (A) if Prencen LLC, Prencen Lending LLC or any other affiliate of Prentice Capital Management, LP (collectively, “Prentice”) sells any shares of Ascendia Brands Common Stock (a “Prentice Transfer”) pursuant to an effective registration statement or under Rule 144 of the Securities Act of 1933, as amended, then the Executive shall be entitled to Transfer, free of restriction under this Lock-Up Agreement but only following the one year anniversary of the date hereof, a number of shares of Ascendia Brands Common Stock equal to the product determined by multiplying the Transfer Percentage (as defined below) by the number of shares of Ascendia Brands Common Stock (on an as-if exercised basis with respect to any vested options) held by the Executive at the time of such Prentice Transfer and (B) this Lock-Up Agreement shall not apply to the number of shares of Ascendia Brands Common Stock Transferred by the Executive pursuant to the exercise of the Executive’s co-sale rights in accordance with that certain letter agreement, dated of even date hereof, by and between the Executive and Prentice.

Any purported or attempted Transfer, whether voluntary or involuntary, in violation hereof shall be null and void and of no legal effect. The Executive agrees that, in order to ensure compliance with the restrictions referred to herein, Ascendia Brands may issue appropriate “stop transfer” instructions to its transfer agent. Ascendia Brands shall not be required to transfer or have transferred on its books any of the Securities that have been Transferred in violation of any of the provisions hereof.

For purposes hereof, the “Lock-Up Period” means the period commencing on the date of commencement of the Executive’s employment with the Company and ending on the second anniversary of the date thereof.

For purposes hereof, “Transfer Percentage” means, with respect to any Prentice Transfer, the percentage determined by dividing the number of shares of Ascendia Brands Common Stock sold by Prentice pursuant to a Prentice Transfer by the total number of shares of Ascendia Brands Common Stock owned by Prentice, on an as-converted, fully-diluted basis (and without giving effect to any limitations on conversion or exercise contained in any convertible or exercisable securities held by Prentice), immediately prior to such Prentice Transfer.

Very truly yours,

By:	/s/ Steven R. Scheyer Steven R. Scheyer

Agreed and Accepted this

9th day of February, 2007

ASCENDIA BRANDS, INC.

By: /s/ Andrew W. Sheldrick

Name: Andrew W. Sheldrick

Title: General Counsel and Secretary